Exhibit 99.01

-------- Original Message --------

Subject: My Resignation

Date: 2017-02-28 10:56

From: Marty Wolfe <martywolfe@XXXX>

To: Rich Kaiser <rich@XXXX>

Cc: Paul Parliament <paul@XXXX>, Douglas Brooks <douglas@XXXX>

I am hereby tendering my resignation effective immediately as CEO of Bravo Multinational Inc. I have come to this decision primarily due to health issues.

I trust that all outstanding amounts of salary, cash and shares as well as expenses I incurred on behalf of the company will be paid and issued.

I wish the company great success and to each one of you as well.

Regards,

/s/

Marty Wolfe

Martin Wolfe  CPA, CA

 o 905-XXX-XXXX ext XXX

 m 416-XXX-XXXX